Exhibit 99.2

ORBCOMM ANNOUNCES PUBLIC OFFERING OF UP TO $72 MILLION

OF ITS SHARES OF COMMON STOCK

Rochelle Park, NJ, November 6, 2014 - ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) solutions, announced today an underwritten registered public offering (the “Offering”), subject to market and other conditions, of its shares of common stock, par value $0.001 per share, up to an aggregate sales price of $72 million. ORBCOMM will receive all of the net proceeds from the Offering.

ORBCOMM intends to use the net proceeds from the Offering primarily to fund the acquisition of SkyWave Mobile Communications Inc. (“SkyWave”) announced today. The Offering is not contingent on consummation of the SkyWave acquisition and ORBCOMM may use the net proceeds from the Offering for future acquisitions and for general corporate purposes.

Raymond James & Associates, Inc., Canaccord Genuity Inc. and Macquarie Capital (USA), Inc. are acting as book-running managers for the Offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and is effective. A preliminary prospectus supplement relating to the Offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement may also be obtained from Raymond James & Associates, Inc., Attention: Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at 1-800-248-8863, or by email at prospectus@raymondjames.com.

This press release is not an offer to sell and is not soliciting an offer to buy any of the securities, nor shall there be any offer or sale of the securities in any jurisdiction where the offer or sale is not permitted.

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its Innovation & Network Control center in Sterling, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives, estimates and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include: failure to satisfy the conditions, including receipt of required regulatory approvals, of the pending acquisition of SkyWave Mobile Communications Inc., any delay in consummating the acquisition of SkyWave or the failure to consummate the acquisition of SkyWave; the costs and expenses associated with the acquisition of SkyWave; failure to successfully integrate SkyWave with our existing operations or failure to realize the expected benefits of the acquisition of SkyWave; and dependence of SkyWave’s business on its commercial relationship with Inmarsat and the services provided by Inmarsat, including the continued availability of Inmarsat’s satellites, as well as other risks described in our filings with the Securities and Exchange Commission (SEC). In addition, specific consideration should be given to various factors described in our Form 8-K being filed with the SEC today and in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and other documents, on file with the SEC. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial Media:

Robert Costantini	Chuck Burgess
Chief Financial Officer	President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6305	212-371-5999
costantini.robert@orbcomm.com	clb@abmac.com